                                                                      EXHIBIT 99

MHR HOLDINGS LLC

By:  /s/ Janet Yeung
     ------------------------
     Name:  Janet Yeung
     Title:  Authorized Signatory

Address:  40 West 57th Street, 24th Floor
          New York, New York 10019

MHR FUND MANAGEMENT LLC

By:  /s/ Janet Yeung
     ------------------------
     Name:  Janet Yeung
     Title:  Authorized Signatory

Address:  40 West 57th Street, 24th Floor
          New York, New York 10019

MHR INSTITUTIONAL PARTNERS III LP

By:  MHR Institutional Advisors III LLC,
     its General Partner

By:  /s/ Janet Yeung
     ------------------------
     Name:  Janet Yeung
     Title:  Authorized Signatory

Address:  40 West 57th Street, 24th Floor
          New York, New York 10019

MHR INSTITUTIONAL ADVISORS III LLC

By:  /s/ Janet Yeung
     ------------------------
     Name:  Janet Yeung
     Title:  Authorized Signatory

Address:  40 West 57th Street, 24th Floor
          New York, New York 10019